SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 24, 2005
BUTLER INTERNATIONAL, INC.
(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
110 Summit Avenue, Montvale, New Jersey 07645
(Address of Principal Executive Offices/Zip Code)
Registrant’s telephone number, including area code: (201) 573-8000
Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
ITEM 9.01 Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EX-99.1

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
     On August 29, 2005, Butler International, Inc. issued a press release announcing that the Company would require additional time to file its Form 10-Q for the fiscal quarter ended June 30, 2005 and announcing further that the Company had received a Nasdaq Staff Determination Letter indicating the Company’s securities are subject to delisting from Nasdaq. Pursuant to the Nasdaq Staff Determination Letter, the Company’s securities are subject to delisting because the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 was not filed and as a result the Company failed to comply with the requirements for continued listing set forth in Nasdaq’s Marketplace Rule
4310(c)(14).
     The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and request continued listing on Nasdaq until it files Form 10-Q for quarter ended June 30, 2005. A hearing request will stay the delisting of the Company’s securities pending a written decision of the Nasdaq Listing Qualifications Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing.
     Pending determination of compliance with NASDAQ’s filing requirements and compliance with all other requirements for continued listing on NASDAQ, the fifth character “E” will remain appended to the Company’s trading symbol. Except as noted above, the Company is currently compliant with all other applicable NASDAQ rules.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Press Release dated August 29, 2005 announcing delay in the filing of the second quarter 10-Q and that the Company is not in compliance with NASDAQ’s listing requirements.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2005	BUTLER INTERNATIONAL, INC.

	By:	/s/ Thomas J. Considine, Jr.

Thomas J. Considine, Jr. Senior Vice President – Finance and Chief Financial Officer

4